Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tufin Software Technologies Ltd. of our report dated March 2, 2021 relating to the financial statements, which appears in Tufin Software Technologies Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2020.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
March 8, 2021	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, PwC Israel, 146 Derech Menachem Begin St. Tel-Aviv 6492103,
P.O Box 7187 Tel-Aviv 6107120 Telephone: +972-3-7954555, Fax: +972-3-7954556, www.pwc.com/il